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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             TECHFORCE CORPORATION

                                       AT

                              $8.50 NET PER SHARE

                                       BY

                            EQUANT ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                           EQUANT HOLDINGS U.S., INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON TUESDAY, AUGUST 3, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                    July 7, 1999

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 7, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Equant Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Equant Holdings U.S., Inc., a Delaware corporation (the "Parent") and itself a wholly owned subsidiary of Equant N.V., a company organized under the laws of The Netherlands (the "Ultimate Parent"), to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of TechForce Corporation, a Georgia corporation (the "Company"), at a purchase price of $8.50 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to American Stock Transfer & Trust Company, the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $8.50 per share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), has determined that the Offer and the Merger are fair to, and in the best interests of, the holders of Shares and recommends that holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 30, 1999, by and among the Ultimate Parent, the Parent, the Purchaser and the Company (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company and each Share owned by the Parent, the Purchaser or any other direct or indirect subsidiary of the Parent or of the Company and other than Shares, if any, held by stockholders who have not voted in favor of or consented to the Merger and who have delivered a written demand for appraisal of such Shares in accordance with the Georgia Business Corporation Code) will be cancelled, extinguished and converted into the right to receive $8.50 in cash, without interest thereon.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on August 3, 1999, unless the Offer is extended.

          6. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares owned by the Parent and the Purchaser, constitute more than 50% of the voting power (determined on a fully diluted basis) and (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             TECHFORCE CORPORATION
                                       BY
                            EQUANT ACQUISITION CORP.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated July 7, 1999 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Equant Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Equant Holdings U.S., Inc., a Delaware corporation and itself a wholly owned subsidiary of Equant N.V., a company organized under the laws of The Netherlands, to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of TechForce Corporation, a Georgia corporation, at a purchase price of $8.50 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.


Number of Shares to be Tendered*                                               SIGN HERE
---------------------------------------- Shares             ------------------------------------------------
                                                            ------------------------------------------------
Dated ---------- , 1999                                                       SIGNATURE(S)
                                                            ------------------------------------------------
                                                                          PLEASE PRINT NAME(S)
                                                            ------------------------------------------------
                                                                                ADDRESS
                                                            ------------------------------------------------
                                                                     AREA CODE AND TELEPHONE NUMBER
                                                            ------------------------------------------------
                                                              TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.
---------------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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